UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2020

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 571 12 02

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2020, Playa Hotels & Resorts N.V. (“Playa” or the “Company”) entered into a series of financing transactions, as described below.

Fourth Amendment to Amended and Restated Credit Agreement

On June 12, 2020, the Company and its subsidiary, Playa Resorts Holding B.V. (“Playa Resorts Holding”), entered into the Fourth Amendment to Amended & Restated Credit Agreement (the “Fourth Amendment”), with Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and lender and the other lenders party thereto from time to time, which Fourth Amendment amends the Amended & Restated Credit Agreement, dated as of April 27, 2017, among the Company, Playa Resorts Holding, the Administrative Agent and the financial institutions party thereto as lenders and agents (as amended prior to the date hereof, the “Existing Credit Agreement” and as amended by the Fourth Amendment, the “DB Credit Facility”). The Fourth Amendment amends the Existing Credit Agreement to, among other things, (i) substitute a minimum required liquidity test for the leveraged-based financial covenant during the four fiscal quarter period beginning with the fiscal quarter ended September 30, 2020 (the “Covenant Relief Period”, (ii) modify the leveraged-based financial covenant for certain test dates after the Covenant Relief Period, and (iii) add certain restrictions on, among other things, the incurrence of additional debt and making of investments, dispositions and restricted payments during the Covenant Relief Period, as the case may be, all as more fully set forth in the Fourth Amendment.

Except as amended by the Fourth Amendment, the terms of the Existing Credit Agreement remain in full force and effect.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Additional Credit Agreement

On June 12, 2020, the Company and Playa Resorts Holding entered into a senior secured credit facility (the “Additional Credit Facility”) pursuant to that certain Credit Agreement with Cortland Capital Market Services LLC (“Cortland”), as Administrative Agent, Acquiom Agency Services LLC, as Mexican Collateral Agent and the lenders party thereto from time to time (the “Additional Credit Agreement”). The Additional Credit Facility ranks pari passu with the DB Credit Facility and consists of (i) an approximately $35 million term loan (the “Term A1 Loan”), (ii) an approximately $31 million term loan (the “Term A2 Loan”) and (iii) a $28 million term loan (the “Term A3 Loan” and together with the Term A1 Loan and Term A2 Loan, collectively, the “Term Loan”), which Term Loan matures on April 27, 2024. The Additional Credit Facility also permits an increase in the amount of term loans thereunder without the consent of the lenders under the Additional Credit Facility in an aggregate principal amount for all such increases of up to (x) $150 million plus (y) such other amounts as would not cause certain financial ratios to exceed the applicable ratio set forth in the Additional Credit Facility, in each case, subject to one or more lenders providing additional commitments for such increases and the satisfaction of certain other customary conditions. The Term Loan was fully funded at closing and is being used for general corporate purposes.

The obligations under the Additional Credit Facility are guaranteed and further secured in a manner that is substantially identical to the DB Credit Facility.

The Term A3 Loan bears interest, at Playa Resorts Holding’s option, at either a base rate plus a margin of 2.25% or LIBOR plus a margin of 3.25%. The Term A1 Loan and Term A2 Loan bear interest at a fixed rate of 11.3715%.

Prior to the maturity date, the Term Loan does not require amortization payments. The Additional Credit Agreement also includes customary mandatory prepayment requirements in respect of the Term A3 Loan, associated with the proceeds of asset sales, casualty events and condemnation events that are not reinvested in our business, in each case, applicable in circumstances where our total net leverage ratio is above 4.00:1.00. We may not voluntarily prepay the Term Loans until the second anniversary of the closing date. We may voluntarily prepay the Term Loans after the second anniversary of the closing date, however, for any such payments occurring prior to the third anniversary of the closing date, we will owe a prepayment premium equal to 50% of the interest that would have otherwise accrued on the amount prepaid through and including the third anniversary of the closing date. Following the third anniversary of the closing date, we may prepay the Term Loans without penalty or premium.

The Additional Credit Facility contains covenants (including a springing financial maintenance covenant) and events of default in each case substantially identical to those contained in the DB Credit Facility. In connection with its entry into the Additional Credit Facility, Playa Resorts Holding will simultaneously terminate $15 million in currently unused revolving credit commitments under the DB Credit Facility.

The foregoing summary of the Additional Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Additional Credit Agreement, a copy of which is attached as Exhibit 10.2 and incorporated herein by reference.

Property Loan Agreement

On June 12, 2020, certain wholly-owned indirect subsidiaries of the Company entered into a new Loan Agreement (the “Property Loan Agreement”) with PHR Lender LLC, a Delaware limited liability company (the “Initial Lender”), as initial lender and initial administrative agent (in such capacity, “Agent”) for and on behalf of the other financial institutions from time to time party thereto (collectively with the Initial Lender and each of their respective permitted successors and assigns, “Lender”).

The Property Loan Agreement provides for a 5-year term loan in the amount of $110 million (the “Property Loan”) secured by, among other security, mortgages of two hotel assets of the Company: (i) the Hyatt Ziva & Zilara Cap Cana (the “Hyatt Cap Cana”) located in the Dominican Republic and (ii) the Hilton Rose Hall (the “Hilton Rose Hall”, and together with the Hyatt Cap Cana, each, a “Property” and collectively, the “Properties”) located in Jamaica. The Property Loan is expected to be funded in June 2020 upon satisfaction of customary conditions precedent. The Company intends to use the proceeds of the Property Loan to finance the operation and management of the Properties and for general corporate purposes.

Playa Resorts Holding is the guarantor of certain limited recourse obligations of the borrowers under the Property Loan Agreement (the “Property Loan Borrowers”). Playa Resorts Holding is also the guarantor of certain carry obligations of the Property Loan Borrowers. Each guaranty is further described below. As additional security for the Property Loan, (i) Hilmobay Resort I, LLC, a Delaware limited liability company (“Hilmobay Pledgor”), and wholly-owned direct subsidiary of Playa H&R Holdings B.V., a Dutch private limited liability company, pledged to the Agent for and on behalf of the Lender its interests in and to Hilmobay Resort II, LLC, a Delaware limited liability company (“Hilmobay Issuer”), and (ii) Playa Dominican Resort I, LLC, a Delaware limited liability company (“Cap Cana Pledgor”), a wholly-owned direct subsidiary of Playa Resorts Holding, pledged to the Agent for and on behalf of the Lender its interests in and to Playa Dominican Resort II, LLC, a Delaware limited liability company (“Cap Cana Issuer”, and collectively with Playa Resorts Holding and the Property Loan Borrowers, the “Property Loan Borrower Parties”).

The Property Loan is “interest only” during the term of the loan, with the outstanding principal amount payable on July 1, 2025 (the “Maturity Date”). Interest on the Property Loan accrues at 9.25% per annum and is payable on the first day of every calendar month during the term of the Property Loan (each, a “Monthly Payment Date”), commencing on August 1, 2020 and continuing to and including the Maturity Date. Interest payable on each Monthly Payment Date is calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable period between each Monthly Payment Date. If any principal, interest or any other sum due under the Property Loan Agreement or the other loan documents evidencing and/or securing the Property Loan (collectively, the “Property Loan Documents”) is not paid as and when due, the Property Loan Borrowers are required to pay to Agent an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law.

The Property Loan Agreement also includes events of default relating to customary matters, including but not limited to: non-payment of principal, interest or fees; breach of representations or warranties; violations of covenants; certain bankruptcy-related events; and the occurrence of certain prohibited transfers.

During the term of the Property Loan, the Property Loan Borrowers are required to deposit certain reserves including, without limitation, reserves for operating expenses, debt service, property improvement plan work, FF&E work, and required repairs. Funds in the reserves for the property improvement plan work and required repairs work will be released as such work is completed. The requirement to continue making deposits into the reserves for operating expenses and debt service will terminate upon the Properties achieving a debt service coverage ratio of 1.50:1.00 for two consecutive calendar quarters and will resume upon the Properties dropping below such debt service coverage ratio threshold for two consecutive calendar quarters.

The obligations under the Property Loan Agreement are also guaranteed (i) on a limited recourse and a springing full recourse basis pursuant to a Guaranty of Certain Recourse Obligations of Borrower (the “Recourse Guaranty”) that makes Guarantor liable for certain bad acts and other standard carve outs to the limitation on the recourse liability of Guarantor for the Property Loan Borrowers’ obligations under the Property Loan, (ii) on a limited carry basis pursuant to the a Carry Guaranty (the “Carry Guaranty”) under which Guarantor agreed to guaranty the payment of operating expenses and debt service up to an aggregate amount capped at 18 months of such obligations, and (iii) with respect to environmental liabilities, pursuant to a reasonably standard environmental indemnity agreement.

The foregoing summary of the Property Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Property Loan Agreement, a copy of which is attached as Exhibit 10.3 and incorporated herein by reference.

Securities Purchase Agreement

The Company also entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated June 12, 2020, with certain funds affiliated with Davidson Kempner Capital Management LP (collectively, the “Buyers”), pursuant to which the Company sold to the Buyers 4,878,049 shares of the Company’s ordinary shares (the “Purchased Shares”) at a purchase price of $4.10 per share, for an aggregate purchase price of $20,000,000. The purchase price per share agreed to by the parties was based on a 25% premium over the 30-day volume-weighted average price of the Company’s ordinary shares on the NASDAQ. The Securities Purchase Agreement contains customary representations and warranties, covenants, and indemnification provisions.

The Company intends to use the net proceeds from the sale of the Purchased Shares for general corporate purposes.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached as Exhibit 10.4 and incorporated herein by reference.

In connection with the Securities Purchase Agreement, the Buyers agreed not to transfer the Purchased Shares for at least sixty days without the Company’s prior consent. In addition, the Company agreed to file a resale shelf registration statement with the Securities and Exchange Commission within sixty days.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the sale of the Purchased Shares and the Securities Purchase Agreement is incorporated by reference into this Item 3.02.

The sale of the Purchased Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D as promulgated by the U.S. Securities and Exchange Commission thereunder.

Item 8.01 Other Events

On June 12, 2020, the Company issued a press release announcing the transactions described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” as defined by federal securities laws. Forward-looking statements reflect our current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements include or may relate to certain financing transactions, our financing strategy, use of proceeds from debt and equity financing transactions, compliance with debt covenants and registration of the Company’s securities. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control, including those described herein and under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as such factors may be updated from time to time in our periodic filings with the SEC. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effects of the current COVID-19 pandemic on our financial condition, operating results and cash flows, the airlines that service the locations where we own resorts, the short and longer-term demand for travel, the global economy and the local economies where we owns our resorts, and the financial markets. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and our other filings with the SEC. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Amended & Restated Credit Agreement, dated as of June 12, 2020, among Playa Hotels & Resorts N.V., Playa Resorts Holding B.V., as Borrower, the Guarantors party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and lender and the other lenders party thereto from time to time

10.2	Credit Agreement, dated as of June 12, 2020, among Playa Hotels & Resorts N.V., Playa Resorts Holding B.V., as Borrower, the Guarantors party thereto, Cortland Capital Market Services LLC, as Administrative Agent, Acquiom Agency Services LLC, as Mexican Collateral Agent and the lenders party thereto from time to time

10.3	Loan Agreement, dated as of June 12, 2020, among Hilmobay Resort III, LLC and Playa Dominican Resort III, LLC, collectively, as Borrower, Hilmobay Resort Limited and Playa Dominican Resort B.V., collectively, as Security Guarantor, PHR Lender LLC, as Agent for the lenders and the several lenders party thereto from time to time

10.4	Securities Purchase Agreement, dated June 12, 2020, by and among Playa Hotels & Resorts N.V. and the buyers listed on the signature pages thereto

99.1	Press release dated June 12, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: June 12, 2020	By:	/s/ Ryan Hymel
Ryan Hymel
Chief Financial Officer